Exhibit 99.1

NEWS RELEASE March 12, 2025

Contacts: Dan Schlanger, CFO
Kris Hinson, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

Crown Castle Announces Updated Fourth Quarter 2024 Earnings Conference Call Details
March 12, 2025 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") plans to reschedule the release of its fourth quarter 2024 results to Thursday, March 13, 2025, after the market closes. As previously disclosed, Crown Castle is pursuing a review of strategic alternatives that may be available with respect to its Fiber segment. Due to the significant demands related to the strategic review, Crown Castle has rescheduled its conference call for Thursday, March 13, 2025 at 5:00 p.m. eastern time.
A listen only live audio webcast of the conference call, along with any supplemental materials, can be accessed on the Crown Castle website at https://investor.crowncastle.com. Participants may join the conference call by dialing 833-816-1115 (Toll Free) or 412-317-0694 (International) at least 30 minutes prior to the start time. All dial-in participants should ask to join the Crown Castle call. A replay of the webcast will be available on the Investor page of Crown Castle’s website until end of day, Friday, March 13, 2026.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.